SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549
                            -----------------------

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) - December 11, 1999


                              IEC Electronics Corp.
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            (Exact name of Registrant as Specified in its Charter)


                                    Delaware
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                (State or other jurisdiction of Incorporation)

           0-6508                                   13-3458955
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      (Commission File Number)                (IRS Employer Identification No.)

                   105 Norton Street, Newark, New York 14513
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                   (Address of Principal Executive Offices)

                                 (315) 331-7742
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                  (Registrant's Telephone Number, including Area Code)

Item 5.         Other Events
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     David W. Fradin,  President,  Chief  Executive  Officer,  and a director of
Registrant, died suddenly on December 11, 1999. Registrant's Board of Directors has named Russell E. Stingel, the current Chairman of the Board and former Chief Executive Officer until his retirement in September 1999, as acting Chief Executive Officer. He will also continue as Chairman of the Board.

     Registrant will immediately commence a search for a candidate to assume the permanent duties of President and Chief Executive Officer.


Item 7.         Financial Statements, Pro Forma Information and Exhibits.
                ---------------------------------------------------------

      (c)      Exhibits

               99.1 Press Release dated December 13, 1999



                                        IEC Electronics Corp.
                                    ------------------------------------
                                        (Registrant)

Date:  December 14, 1999                By:/s/ Russell E. Stingel
                                    ------------------------------------
                                    Russell E. Stingel, Acting Chief
                                    Executive Officer and Chairman of the Board

                 Exhibit 99.1 Press Release dated December 13, 1999

         IEC President David Fradin Dies Suddenly

     Russell Stingel, Chairman, Appointed Interim CEO

Newark, NY--Dec. 13, 1999--David W. Fradin, Ph.D., 53, named President and Chief Executive Officer of IEC Electronics Corp. (NASDAQ: IECE) earlier this year, died suddenly over the weekend. Russell E. Stingel, Chairman of IEC and former Chief Executive Officer of the company until his retirement in September 1999, has been named interim CEO.

IEC will immediately commence a search for a candidate to assume the permanent duties of President and Chief Executive Officer.

"David's death was a sudden shock to all of us at IEC as well as our shareholders, clients and suppliers. We all join together to express our deepest sympathies to his family. David was instrumental in assisting IEC in redirecting itself during the past two years. Although this has been a difficult transition, we believe that his efforts are beginning to bear fruit, and that this will be one of the many legacies that he will leave behind," said Mr. Stingel.

Dr. Fradin joined IEC in June 1997 following his position as President of Harvard Custom Manufacturing, LLC. Dr. Fradin was well known in the industry from his position as CEO and President of EMD Associates, Inc., where he led EMD through a number of transitions, including significant diversification of its customer base. He was active in the industry's trade association, the IPC, chairing many committees and frequently representing the industry at business and government forums.

Prior to his work in the EMS industry, Dr. Fradin held a number of management positions with the General Electric Company. He was also a Division Manager with Alcoa Laboratories. He held a B.S. in
Engineering Physics from Cornell University, a Ph.D. in Physics from Harvard University and an MBA from the Wharton School at the University of Pennsylvania.

IEC is a full service, ISO 9002 certified contract manufacturer employing state-of-the-art production utilizing both surface mount and pin-through-hole technology. IEC offers its customers a wide range of manufacturing and management services, on either a turnkey or consignment basis, including design prototyping, material procurement and control, concurrent engineering services, manufacturing and test engineering support, statistical quality assurance and complete resource management. Information regarding IEC can be found on its World Wide Web page located at http://www.iec-electronics.com.

The foregoing, including the discussion regarding the Company's future prospects, contains certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with economic conditions in the electronics industry, particularly in the principal industry sectors served by the Company, changes in customer requirements and in the volume of sales to principal customers, the ability of the Company to assimilate acquired businesses and to achieve the anticipated benefits of such acquisitions, and competition and technological change. The Company's actual results of operations may differ significantly from those contemplated by such forward-looking statements as a result of these and other factors, including factors set forth in the Company's 1998 Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 29, 1998.